UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2025

Trio Petroleum Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Business Park South, Suite 115

Bakersfield, CA 93309

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2024, the employment agreement between Trio Petroleum Corp. (the “Company”) and the Company’s Chief Financial Officer, Greg Overholtzer, terminated by its terms. Effective as of January 1, 2025, the Company entered into an Independent Contractor Agreement (the “Agreement”), pursuant to which Mr. Overholtzer continues to serve as the Chief Financial Officer of the Company. The initial term of the Agreement continues until December 31, 2025, provided that the term will renew for successive one year periods, unless either party notifies the other party at least 30 days prior to the end of the then current term of its desire not to renew the Agreement. In addition, the Agreement may be terminated by either party upon 60 days’ prior written notice to the other party. Upon any such termination by the Company, the Company may terminate the Agreement prior to such 60-day notice period, but shall be required to pay Mr. Overholtzer the fees payable for such 60-day period. Furthermore, if Mr. Overholtzer provides notice of termination, but does not continue to provide the required services during such 60-day period, the Company may immediately terminate the Agreement and shall only be required to pay Mr. Overholtzer fees payable through such date of termination. Notwithstanding any of the foregoing, if the Company fails to timely pay Mr. Overholtzer any monthly fee, he shall have the right to terminate the Agreement on 30-days’ notice.

Mr. Overholtzer is entitled to the payment of a monthly fee of $12,500 for his services and reimbursement of all pre-approved expenses relating to his services upon presentation of invoices and receipts reasonably acceptable to the Company.

Each of the Company and Mr. Overholtzer has made customary representations and warranties to each other, and Mr. Overholtzer has agreed that during the term of the Agreement and for a period of two years, thereafter, not to solicit any employee of the Company for employment with any other business. Mr. Overholtzer has also agreed to a standard form of confidentiality provision under the terms of the Agreement and customary provisions relating to insider trading. Mr. Overholtzer has also agreed to assign to the Company any intellectual property rights relating to his services to the Company.

The foregoing description of the material terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Independent Contractor Agreement, dated as of January 1, 2025, between Trio Petroleum Corp. and Greg Overholtzer
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio Petroleum Corp.

Date: January 8, 2025	By:	/s/ Robin Ross
	Name:	Robin Ross
	Title:	Chief Executive Officer

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